UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2013

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                           Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2013, Thomas J. Sargeant, Chief Financial Officer of AvalonBay Communities, Inc. (the “Company”), informed the Company of his decision to retire from the Company effective May 31, 2014.  The Board of Directors of the Company has appointed Kevin P. O’Shea, the Company’s Executive Vice President of Capital Markets, to the position of Chief Financial Officer of the Company, effective upon Mr. Sargeant’s retirement.

Mr. O’Shea, 48, has been the Company’s Executive Vice President of Capital Markets since January 2013. Prior to that he was Senior Vice President of Investment Management. Mr. O’Shea joined the Company in July 2003.  Before joining the Company, Mr. O’Shea was an Executive Director at UBS Investment Bank, where his experience included real estate investment banking. Earlier in his career, Mr. O’Shea practiced commercial real estate and banking law as an attorney. Mr. O’Shea received his Masters Degree in Business Administration from Harvard Business School, his J.D. from Southern Methodist University and his undergraduate degree from Boston College.

Attached as Exhibit 99.1 is the press release the Company issued regarding Mr. Sargeant’s pending retirement and the appointment of Mr. O’Shea as Chief Financial Officer.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                         Exhibits.

Exhibit No.	Description

99.1	Press Release of AvalonBay Communities, Inc. dated November 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

November 20, 2013
	By:	/s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of AvalonBay Communities, Inc. dated November 20, 2013.